                                                                     Exhibit 4.8

                             [FRONT OF CERTIFICATE]


  FORMED UNDER THE LAWS                                SHARES OF PREFERRED STOCK
 OF THE STATE OF DELAWARE

         NUMBER 1                                            24,750 SHARES





                                                            Par Value $0.01

                                                           CUSIP 480767 30 0

                                                        SEE REVERSE FOR CERTAIN
                                                      RESTRICTIONS AND IMPORTANT
                                                             INFORMATION




                    JORDAN TELECOMMUNICATION PRODUCTS, INC.

              13 1/4% Senior Exchangeable Preferred Stock due 2009
                           ("Senior Preferred Stock")


Under the terms of a Deposit Agreement, dated as of July 25, 1997 (the "Deposit Agreement"), among Jordan Telecommunication Products, Inc. (the "Company") and Harris Trust and Savings Bank, as Depositary, the Company has deposited with the Depositary, one share of Common Stock for each $1,000 liquidation preference represented by the shares of Senior Preferred Stock represented by this Certificate. Prior to the close of business on the earliest to occur of (i) August 1, 1998; (ii) such earlier date as may be determined by Jefferies & Company, Inc.; (iii) the date on which the Company mails notice of a Change of Control (as defined in the Certificate of Designation) to holders of the Senior Preferred Stock; (iv) in the event that the Company elects to exchange the Senior Preferred Stock for Preferred Stock Exchange Notes pursuant to the Certificate of Designation, the date on which the Company mails notice thereof to holders of the Senior Preferred Stock; (v) in the event the Company elects to redeem the Senior Preferred Stock pursuant to the Certificate of Designation the date on which the Company mails notice thereof to holders of the Senior Preferred Stock; and (vi) the date on which the Company consummates a public offering of Common Stock (the earliest of such date being the "Separation Date"), the registered owner of these shares of Senior Preferred Stock (the "Holder") shall be deemed to be the beneficial owner of such shares of Common Stock ("Deposited Common Stock"). From and after the Separation Date, the Senior Preferred Stock shall be transferable separately (subject, in each case, to such other restrictions on transfer, if any, as shall be applicable to the Senior Preferred Stock or the Common Stock, as the case may be, in accordance with any Applicable Law (as defined in the Deposit Agreement) or agreement). As soon as practicable after the Separation Date, the Depositary shall request the Company's then designated Registrar
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with respect to the Common Stock to deliver or mail to the Holder as of the close of business on the Separation Date, at the address of such Holder as such address shall appear on the Register (as defined in the Deposit Agreement), certificates representing all the Deposited Common Stock which shall be registered in the name of such Holder. The interest of the Holder thereof in the Deposited Common Stock is not transferable prior to the close of business on the Separation Date, except by and in connection with the transfer of these shares of Senior Preferred Stock, and every transfer hereof by the Holder hereof shall affect transfer of the interest of such holder in the Deposited Common Stock. Subsequent to the close of business on the Separation Date, the Holder of these shares of Senior Preferred Stock is not, by virtue of being such Holder, the beneficial owner of any Deposited Common Stock. By accepting these shares of Senior Preferred Stock, the Holder hereof shall be bound by all the terms and provisions of said Deposit Agreement as fully and effectually as if he had executed and delivered the same.

This certifies that

Cede & Co.


is the owner of Twenty-Four Thousand Seven Hundred Fifty and xx/100

    FULLY PAID AND NON-ASSESSABLE SHARES OF SENIOR PREFERRED STOCK DUE 2009, LIQUIDATION PREFERENCE $1,000 PER SHARE, OF

Jordan Telecommunication Products, Inc., a corporation formed under the laws of the State of Delaware, transferable on the books of the Corporation by the holder hereof in person or by its duly authorized Attorney upon the surrender of this Certificate properly endorsed.

     The Shares represented by this Certificate are subject to the Company's Charter, Bylaws and Deposit Agreement as amended from time to time. The Company will mail to the holder of this Certificate a copy of the Deposit Agreement without charge after receipt of a written request therefor. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officer.

DATED: July 25, 1997

      /s/ Dominic J. Pileggi
      ----------------------
            PRESIDENT
                                                   COUNTERSIGNED AND REGISTERED:
                                                   HARRIS TRUST AND SAVINGS BANK
                                                   TRANSFER AGENT AND REGISTRAR

                                                        /s/ Charles Zade
                                                        ----------------
                                                        BY SECRETARY
                                                   AUTHORIZED SIGNATURE

                             [BACK OF CERTIFICATE]

                               IMPORTANT NOTICE
                               ----------------
                    JORDAN TELECOMMUNICATION PRODUCTS, INC.

     THE CERTIFICATE OF INCORPORATION ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE SETS FORTH A FULL STATEMENT OF (A) ALL OF THE DESIGNATIONS, PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION, AND OTHER RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF DIRECTORS TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED STOCK. THE CORPORATION WILL FURNISH A COPY OF SUCH STATEMENT TO ANY HOLDER OF STOCK WITHOUT CHARGE ON REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM --  as tenants in       UNIF GIFT MIN ACT - _________________________
            common                                       (Cust)    (Minor)
TEN ENT --  as tenants by                              under Uniform Gifts
            the entireties                                 to Minors Act
JT TEN  --  as joint tenants                        _________________________
            with the right                                    (State)
            of survivorship     UNIF TRF MIN ACT -  ________________________
            and not as                                   (Cust)    (Minor)
            tenants in                                (until age ____) under
            common                                     Uniform Transfers to
                                                             Minors Act
                                                    ________________________
                                                              (State)

    Additional abbreviations may also be used though not in the above list.

     For Value Received, _________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

__________________________________________________________________________shares represented by this Certificate, and do hereby irrevocably constitute and appoint_____________________________________________________________Attorney

--------------------------------------------------------------------------------
to transfer the shares on the books of the Corporation with full power of substitution in the premises.

Dated _____________________________


                            ----------------------------------------------------
                            NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

     EACH HOLDER OF A CERTIFICATE, BY HIS ACCEPTANCE THEREOF, ACKNOWLEDGES AND AGREES TO THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 25, 1997, AMONG THE COMPANY AND THE PARTIES NAMED ON THE SIGNATURE PAGE THEREOF (THE "REGISTRATION RIGHTS AGREEMENT"), INCLUDING, BUT NOT LIMITED TO THE OBLIGATIONS OF THE HOLDERS WITH RESPECT TO A REGISTRATION AND THE INDEMNIFICATION OF THE COMPANY AND THE PURCHASERS (AS DEFINED THEREIN) TO THE EXTENT PROVIDED THEREIN. THE COMPANY SHALL FURNISH TO ANY HOLDER OF A CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE REGISTRATION RIGHTS AGREEMENT. REQUESTS MAY BE MADE TO: JORDAN TELECOMMUNICATION PRODUCTS, ARBORLAKE CENTRE, 1751 LAKE COOK ROAD, SUITE 300, DEERFIELD, ILLINOIS 60015.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR PREFERRED STOCK IN DEFINITIVE FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY ("DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY SHALL ACT AS DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR


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REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO , OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT TO THE COMPANY'S AND THE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.